UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                     FORM 8K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Report of Event occurring on September 8, 1998


Commission File No. 33-55254-15




                                 GRANDEUR, INC.






        NEVADA                                           87-043851
(State or other jurisdiction                (I.R.S. Employer Identification of
incorporation or organization)              Number)

                           1800 E. Sahara, Suite 107
                            LAS VEGAS, NEVADA 89104
                    (Address of principal executive offices)

Registrant's telephone number, including area code (702) 693-5744



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ITEM 4.  Changes in Registrant's Certifying Accountant.

Effective September 8, 1998 the Company dismissed its auditor, Smith & Company. Smith & Company's reports on the financial statements for the years ended December 31, 1997 and December 31, 1996 did not contain an adverse opinion or disclaimer, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company is not aware of any disagreements with Smith & Company during the two years ended December 31, 1997 or in any subsequent interim period, on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Smith & Company, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On September 8, 1998, the Company engaged PricewaterhouseCoopers as independent auditors for the year ended May 31, 1998. PricewaterhouseCoopers is also the auditor for the Company's Canadian operating subsidiary. No other items of Regulation S-K, section 229.304(a)(2) are applicable.

ITEM 7.  Financial Statements and Exhibits.

Letter from Smith & Company.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Grandeur, Inc.
                                                   (Registrant)



Date:    September 9, 1998                  By
                                                     Pierre de Lanauze
                                                     President and Director
                                                     Grandeur, Inc.


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                                 SMITH & COMPANY
                          A PROFESSIONAL CORPORATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                   10 WEST 100 SOUTH, SUITE 700
AMERICAN INSTITUTE OF                         SALT LAKE CITY, UTAH 84101
     CERTIFIED PUBLIC ACCOUNTANTS             TELEPHONE:       (801) 575-8297
UTAH ASSOCIATION OF                           FACSIMILE:       (801) 575-8306
     CERTIFIED PUBLIC ACCOUNTANTS             E-MAIL: smith&co@smithandcocpa.com
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September 9, 1998

SECPS Letter File
U.S. Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, DC 20549

RE: Grandeur Inc. - SEC File No. 33-55254-15


Ladies and Gentlemen:

We have read Item 4 of the 8-K dated September 9, 1998 for Grandeur Inc. and agree with the statements contained therein.


Very truly yours,


Smith & Company


By:  /s William R. Denney
     William R. Denney